UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On August 29, 2023, Nxu, Inc. (the “Company”) received a notice (“Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that, based on Nasdaq’s review of the Company’s Form 10-Q for the period ended June 30, 2023, the Company’s reported stockholders’ equity no longer meets the minimum stockholders’ equity of $2,500,000 required for continued listing of the Company’s Class A common stock on Nasdaq under Nasdaq Listing Rule 5550(b)(1) (the “Rule”). The Company does not meet any of the alternatives of market value of listed securities or net income from continued operations to otherwise satisfy Nasdaq’s listing requirements under the Rule.

Pursuant to the Rule, the Company has until October 13, 2023 to submit a plan (the “Plan”) to regain compliance. If the Plan is accepted, the Company may be granted an extension of up to 180 days from the date of the Notice to evidence compliance.

If Nasdaq does not accept the Plan, it will provide notice that the Company’s shares of Class A common stock are subject to delisting. In the event of such notification, the Nasdaq rules permit the Company an opportunity to appeal Nasdaq’s determination to a Hearings Panel.

There can be no assurance that the Company will be able to regain compliance with the Nasdaq listing requirements under the Rule or maintain compliance with the other Nasdaq listing requirements, or that the Company would be able to evidence compliance during any extension granted by Nasdaq. The Company is monitoring the situation and will consider options available for implementation to it to potentially achieve compliance. If the Company appeals to the Hearings Panel, there is no guarantee that such an appeal would be successful.

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Rule during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nxu, Inc.

	By:	/s/ Mark Hanchett
Name: Mark Hanchett
Title: Chief Executive Officer

Dated: September 1, 2023